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Exhibit 10

ECOLAB INC.

2001 NON-EMPLOYEE DIRECTOR STOCK OPTION AND
DEFERRED COMPENSATION PLAN

    1.  Description.

      1.1.  Name.  The name of the Plan is the "Ecolab Inc. 2001 Non-Employee Director Stock Option and Deferred Compensation Plan."

      1.2.  Purposes.  The purpose of the Plan is to attract and retain the services of experienced and knowledgeable non-employee directors by providing such directors with greater flexibility in the form and timing of receipt of compensation for their service on the Board of Directors and an opportunity to obtain a greater proprietary interest in the Company's long-term success and progress through the receipt of Options and Annual Share Units and the deferral of cash compensation in the form of credits to their Share Accounts, Cash Accounts or Option Cash Accounts and the deferral of the receipt of Shares issuable upon the stock-for-stock exercise of Options, thereby aligning such directors' interests more closely with the interests of the Company's stockholders.

      1.3.  Type.  The Plan is maintained primarily for the purpose of compensating Qualified Directors and providing them with the opportunity to obtain equity-based compensation and to defer cash compensation. The Plan is intended to be unfunded for tax purposes. It will be construed and administered in a manner that is consistent with and gives effect to the foregoing.

      1.4.  Components of Director Compensation.  Qualified Directors who are eligible pursuant to Section 2.1 will receive Periodic Options, Share Unit Compensation and Other Director Compensation as part of their annual compensation for services rendered as directors of the Company, as determined by the Board from time to time. Qualified Directors who are eligible pursuant to Section 2.1 may defer the receipt of some or all of their Other Director Compensation in the form of credits to their Cash Accounts, Share Accounts and Option Cash Accounts. Qualified Directors who are eligible pursuant to Section 2.1 may elect in lieu of the receipt of Share Unit Compensation to receive credits to their Option Cash Accounts. Balances in Qualified Directors' Option Cash Accounts will convert into Elective Options. Qualified Directors may elect to defer receipt of Shares issuable upon the stock-for-stock exercise of Periodic or Elective Options.

    2.  Participation.

      2.1.  Eligibility.

        (a) Each individual who is a Participant under any of the Prior Deferred Compensation Plans will be eligible to have credits made to his or her Cash Account and Share Account pursuant to Section 4.

        (b) Each individual who is a Qualified Director at any point during a Credit Period with respect to which a credit is made pursuant to Section 5.1 is eligible to have such credit made to his or her Share Account pursuant to Section 5.1.

        (c) Each individual who is a Qualified Director on the first day of an Election Period is eligible to make deferral elections pursuant to Section 5.2 with respect to such Election Period. An individual who becomes a Qualified Director after the first day of the Election Period is eligible to make a deferral election pursuant to Section 5.2 with respect to the remainder of such Election Period. Any deferral election under Section 5.2 by a Participant who receives a distribution pursuant to Section 9.3(a) or 9.3(c) will be suspended, and no further amounts will be deferred under such section, until the first anniversary of such distribution. Each individual who has made a valid election pursuant to Section 5.2 and is a Qualified Director at any point during a Credit Period with respect to which a credit is made pursuant to Section 5.2 is eligible to have such credit made to his or her Account pursuant to Section 5.2.

        (d) Each individual who is a Qualified Director on the first day of an Election Period is eligible to make an election pursuant to Section 5.3 with respect to such Election Period. An individual who becomes a Qualified Director after the first day of the Election Period is eligible to make an election pursuant to Section 5.3 with respect to the remainder of such Election Period. Each individual who has made a valid election pursuant to Section 5.3 and is a Qualified Director at any point during a Credit Period with respect to which a credit is made pursuant to Section 5.3 is eligible to have such credit made to his or her Option Cash Account pursuant to Section 5.3.

        (e) Each Qualified Director is eligible to receive Elective Options pursuant to Section 7.

        (f)  Each Qualified Director is eligible to receive Periodic Options pursuant to Section 8.

        (g) Each Qualified Director is eligible to defer receipt of Shares issuable upon the stock-for-stock exercise of Options pursuant to Section 5.4.

      2.2.  Ceasing to be Eligible.  An individual who ceases to be a Qualified Director is not eligible to receive Elective Options pursuant to Section 7 or Periodic Options pursuant to Section 8 or to make any elections or receive further credits pursuant to Section 5, other than such credits relating to the period prior to such cessation.

      2.3.  Condition of Participation.  Each Participant, as a condition of participation in the Plan, is bound by all the terms and conditions of the Plan and the Plan Rules, including but not limited to the reserved right of the Company to amend or terminate the Plan, and must furnish to the Administrator such pertinent information, and execute such election forms and other instruments, as the Administrator or Plan Rules may require by such dates as the Administrator or Plan Rules may establish.

      2.4.  Termination of Participation.  An individual will cease to be a Participant as of the date on which he or she is neither eligible to receive Elective Options pursuant to Sections 2.2 and 7, Periodic Options pursuant to Sections 2.2 and 8, nor to make any elections or receive further credits pursuant to Sections 2.2, 5 and 6 and his or her outstanding Options have been exercised, cancelled or expired and his or her entire Account balances have been distributed.

    3.  Participant Cash, Option Cash and Share Accounts.  For each Participant, the Administrator will establish and maintain a Cash Account, a Share Account and an Option Cash Account to evidence amounts credited with respect to the Participant pursuant to Sections 4, 5 and 6. Subject to Section 9.3(c), each Participant will always have a fully vested nonforfeitable interest in his or her Account.

    4.  Carryover Credits from Prior Deferred Compensation Plans.  At the Effective Time, the Cash Account and Share Account of each Participant will be credited with the amount of cash or Share Units, if any, in such Participant's corresponding cash account and share account, as the case may be, under the Prior Deferred Compensation Plans, which will then be reduced to zero.

    5.  Compensation and Deferral Credits.

      5.1.  Share Unit Compensation: Credits to Share Account.  Commencing with respect to services to be performed after the Annual Meeting Date in 2001, each Qualified Director will receive additional annual compensation (the "Share Unit Compensation") in the form of credits to the Qualified Director's Share Account, subject to any election made by the Qualified Director pursuant to Section 5.3 to receive credits to the Qualified Director's Option Cash Account in lieu of Share Unit Compensation. The amount of the Share Unit Compensation will be expressed in

  U.S. dollars and determined from time to time by the Board. A Qualified Director's Share Account will be credited pursuant to this section on the last day of each Credit Period (a "Credit Date") with, the number of whole and fractional Share Units equal to the quotient of: (a) the dollar amount of the Share Unit Compensation allocated to such full Credit Period, divided by (b) the Market Price on the Credit Date. If a Qualified Director has not served for the entire Credit Period for which the Share Unit Compensation relates, the amount credited to the Qualified Director's Share Account will be based on the dollar amount of the Share Unit Compensation earned by the Qualified Director during the portion of the Credit Period for which he or she served.

      5.2.  Other Director Compensation: Credits to Cash, Option Cash and Share Accounts.  Elective deferrals of Other Director Compensation will be made in accordance with the following rules:

        (a)  Election to Defer Other Director Compensation.  Commencing with respect to services to be performed after the Annual Meeting Date in 2001, each Qualified Director may elect, in accordance with this section to defer the receipt of all or a portion (in increments of ten percent) of his or her Other Director Compensation relating to an Election Period in the form of credits to his or her Cash Account, Option Cash Account and/or Share Account. Any such deferral election will automatically apply to the Participant's Other Director Compensation, as the amount of such Other Director Compensation is adjusted from time to time.

        (b)  Time of Filing Election.  A deferral election pursuant to this section will not be effective unless it is made on a properly completed election form received by the Administrator before the first day of the Election Period to which the deferral election relates or, in the case of an individual who becomes a Qualified Director on or after the first day of the Election Period, within 30 days after the date such individual becomes a Qualified Director. Any election delivered or deemed to be delivered under this Section 5.2(b) applies only to Other Director Compensation relating to services performed after the effective date of the election. Any deferral election in effect under a Prior Deferred Compensation Plan will terminate automatically as of the Annual Meeting Date in 2001.

        (c)  Allocation of Deferral.  In conjunction with each deferral election made pursuant to this section, a Qualified Director must elect, in accordance with and subject to the Plan Rules, how the deferral is to be allocated (in increments of ten percent only) among his or her Cash Account, Option Cash Account and Share Account. The sum of such percentages must not exceed 100 percent. Any portion of the deferral for which no election is made will be allocated to the Qualified Director's Cash Account.

        (d)  Credits.  Unless otherwise provided in this Section 5.2(d), Other Director Compensation deferred pursuant to this section will be credited to a Qualified Director's Cash Account, Share Account and Option Cash Accounts, as elected, as of the last day of each Credit Period. Such credits to the Qualified Director's Cash Account and Option Cash Account will be in United States dollars equal to the amount of the deferral allocated to each such Account. Such credits to a Qualified Director's Share Account will be the number of whole and fractional Share Units determined by dividing the United States dollar amount of the deferral allocated to the Share Account by the Market Price of a Share on the Credit Date. If a Qualified Director has not served or will not serve for the entire Credit Period for which the Other Director Compensation relates, the amounts credited to the Qualified Director's Cash Account, Share Account and Option Cash Account, as elected, on the last day of the Credit Period will be based on the amount of the deferral allocated to each such Account that the Qualified Director has earned during the portion of the Credit Period for which he or she served. Notwithstanding the above, the Option Cash Account of a Qualified Director who will cease to be a member of the Board will be credited pursuant to this section on the date the Qualified Director will cease to be a member of the Board as opposed to the last day of the Credit Period.

        (e)  Succeeding Election Periods.  A deferral election pursuant to this section will remain in effect until revoked or modified for future Election Periods by the Qualified Director by delivering a new deferral election not later than the day before the first Election Period to which the new deferral election relates.

        (f)  Irrevocability.  A deferral election for a given Election Period is irrevocable after the latest date by which the deferral election is required to be given to the Administrator for such Election Period.

      5.3.  Share Unit Compensation: Election to Credit Option Cash Account.  In lieu of receiving credits to a Participant's Share Account pursuant to Section 5.1, a Qualified Director may elect to receive credits to the Qualified Director's Option Cash Account (in increments of ten percent only), which credits will convert into Elective Options pursuant to Section 7.

        (a)  Time of Filing Election.  An election made pursuant to this section will not be effective unless it is made on a properly completed election form received by the Administrator before the first day of the Election Period to which the election relates or, in the case of an individual who becomes a Qualified Director on or after the first day of the Election Period, within 30 days after the date such individual becomes a Qualified Director. Any such election applies only to the Share Unit Compensation for services performed after the effective date of the election, and will automatically apply to the Qualified Director's Share Unit Compensation, as the amount of such Share Unit Compensation is adjusted from time to time.

        (b)  Credits.  Unless otherwise provided in this Section 5.3(b), credits to the Qualified Director's Option Cash Account pursuant to this section will be made on the last day of each Credit Period and will be in United States dollars equal to the dollar amount of the Share Unit Compensation allocated to such full Credit Period. If a Qualified Director has not served or will not serve for the entire Credit Period for which the Share Unit Compensation relates, the amount credited to the Qualified Director's Option Cash Account on the last day of the Credit Period will be based on the dollar amount of the Share Unit Compensation allocated to the Qualified Director's Option Cash Account that the Qualified Director has earned during the portion of the Credit Period for which he or she served. Notwithstanding the above, the Option Cash Account of a Qualified Director who will cease to be a member of the Board will be credited pursuant to this section on the date the Qualified Director will cease to be a member of the Board as opposed to the last day of the Credit Period.

        (c)  Succeeding Election Periods.  An election pursuant to this section will remain in effect until revoked or modified for future Election Periods by the Qualified Director by delivering a new election before the first day of the Election Period to which the new election relates.

        (d)  Irrevocability.  An election for a given Election Period is irrevocable after the latest date by which the election is required to be given to the Administrator for such Election Period.

      5.4.  Credits to Share Account Relating to Receipt of Shares Issuable Upon the Stock-for-Stock Exercise of Options.  Each Qualified Director may elect, in accordance with this section and any other rules and procedures as the Administrator deems appropriate, to defer receipt of all or a portion of the Shares issuable upon the stock-for-stock exercise of an Option granted under the Plan.

        (a)  Time of Filing Election.  An election made pursuant to this section will not be effective unless it is made on a properly completed election form received by the Administrator at least six months prior to the Qualified Director's exercise of the Option covered by the deferral election.

        (b)  Qualified Director Status.  An election made pursuant to this section will not be effective unless the Participant is a Qualified Director both at the time of execution of the deferral election and at the time of the exercise of the Option, receipt of the Shares of which will be deferred.

        (c)  Required Stock-for-Stock Payment of Exercise Price.  The Qualified Director must pay the Option exercise price by attestation as to ownership of Previously Acquired Shares.

        (d)  Credits.  Receipt of Shares deferred with respect to an Option pursuant to this section will be credited to a Qualified Director's Share Account as of the day of exercise of such Option. The number of Share Units credited to the Qualified Director's Share Account will equal the number of Shares with respect to which the Option was exercised pursuant to this Section 5.4 by the Qualified Director, net of the number of Shares attested to in payment of the exercise price pursuant to this Section 5.4.

        (e)  Irrevocability.  An election pursuant to this section is irrevocable.

    6.  Earnings Credits.

      6.1.  Earnings Credits to Cash and Option Cash Accounts.

        (a)  General Rule.  Except as otherwise provided in Section 6.1(b), as of the last day of each Credit Period after any credits have been made pursuant to Section 5 on such date, a Participant's Cash Account and Option Cash Account will be credited with interest, calculated on the balance in the Cash Account and Option Cash Account as of the last day of the immediately preceding calendar month and on the Credit Date at the Prime Rate in effect on each such date.

        (b)  Upon Termination of Service.  The Option Cash Account of a Qualified Director who ceases to be a member of the Board and has elected to receive credits to his or her Option Cash Account in lieu of Share Unit Compensation pursuant to Section 5.3 or has elected to receive credits to his or her Option Cash Account in lieu of all or part of his or her Other Director Compensation pursuant to Section 5.2, will, after any credits have been made pursuant to Section 5 on that date, be credited with interest, calculated on the balance in the Qualified Director's Option Cash Account as of the last day of the immediately preceding calendar month (if such date was not a Credit Date) and on the date the Qualified Director ceases to be a member of the Board, at the Prime Rate in effect on each such date.

        6.2.  Earnings Credits to Share Accounts.  A Participant's Share Account will be credited as of the date on which dividends are paid on Shares with that number of whole and fractional Share Units determined by dividing the dollar amount of the dividends that would have been payable to the Participant if the number of Share Units credited to the Participant's Share Account on the record date for such dividend payment had then been Shares registered in the name of such Participant by the Market Price of a Share on the date as of which the credit is made.

    7.  Conversion of Option Cash Accounts into Elective Options.

      7.1.  Grant of Elective Options Twice Per Year.  Except as otherwise provided in Section 7.2, a Qualified Director who has elected to receive credits to his or her Option Cash Account in lieu of Share Unit Compensation pursuant to Section 5.3 or has elected to receive credits to his or her

  Option Cash Account in lieu of all or part of his or her Other Director Compensation pursuant to Section 5.2, will be granted, as of each Annual Meeting Date and November 1st an option to purchase the number of whole Shares (rounded up to the next whole share) determined by multiplying four (4) by the quotient obtained by dividing the then dollar value of the Qualified Director's Option Cash Account as of the end of the immediately preceding Credit Period by the Market Price on the date of grant (an "Elective Option"). Whenever an Elective Option is granted, the Participant's Option Cash Account will be reduced to zero. The other terms of the Elective Option are set forth in Section 10.

      7.2.  Grant of Elective Options Immediately Before Termination of Service.  A Qualified Director who ceases to be a member of the Board and has elected to receive credits to his or her Option Cash Account in lieu of Share Unit Compensation pursuant to Section 5.3 or has elected to receive credits to his or her Option Cash Account in lieu of all or part of his or her Other Director Compensation pursuant to Section 5.2, will be granted, as of the day the Qualified Director ceases to be a member of the Board, but after any credits have been made to the Qualified Director's Option Cash Account pursuant to Sections 5.2(d), 5.3(b) and 6.1(b), an Elective Option to purchase the number of whole Shares (rounded up to the next whole share) determined by multiplying four (4) by the quotient obtained by dividing the then dollar value of the Qualified Director's Option Cash Account by the Market Price on that date. Upon the grant of the Elective Option, the Qualified Director's Option Cash Account will be reduced to zero. The other terms of the Elective Option are set forth in Section 10. Notwithstanding the foregoing, if the number of Shares subject to the Elective Option to be granted pursuant to this section is less than 100, an Elective Option will not be granted to the Qualified Director pursuant to this section, but rather a distribution will be made of his or her Option Cash Account pursuant to Section 9.1 and Section 9.4, as applicable.

    8.  Periodic Options.

    A Qualified Director may be granted from time to time one or more options to purchase that number of whole Shares as determined by the Board in its sole discretion ("Periodic Options"). Periodic Options will be deemed to be granted as of the date specified in the grant resolution of the Board. The terms of the Periodic Options are set forth in Section 10.

    9.  Distributions.

      9.1.  Distribution of De Minimis Amount in Option Cash Account to a Participant Upon Termination of Service.  A Participant who ceases to be a member of the Board and is not granted an Elective Option pursuant to Section 7.2 will (after any credits have been made pursuant to Sections 5.2(d), 5.3(b) and 6.1(b)) receive a lump sum cash distribution from his or her Option Cash Account as soon as administratively practicable. The amount of the lump sum payment will be equal to the balance of the Participant's Option Cash Account as of the date of distribution (after any credits have been made pursuant to Sections 5.2(d), 5.3(b) and 6.1(b)), and the balance of the Option Cash Account will be reduced to zero.

      9.2.  Distribution of Cash and Share Accounts to a Participant Upon Termination of Service.

        (a)  Form of Distribution.  A Participant's Cash Account and Share Account will be distributed as provided in this section in a lump sum payment unless (i) the Participant elects, on a properly completed election form, to receive his or her distribution in the form of annual installment payments for a period of not more than 10 years and (ii) except when cessation results from Disability, the date on which he or she ceases to be a member of the Board follows by more than one year the date on which a properly completed election form is received by the Administrator. Any election made pursuant to this section may be changed from time to time upon the Administrator's receipt of a properly completed election form, provided that, unless cessation results from Disability, such change will not be valid and will not have any effect unless it is made more than one year prior to a Participant's cessation of service as member of the Board. A new election to change has no effect on any previous election until the new election becomes effective, at which time any previous election will automatically be void. (For example, if the Administrator receives an election to change on July 1 of year 1 and another election on September 1 of year 1, the July 1 election will become effective on July 1 of year 2 and will remain in effect through August 30 of year 2. On September 1 of year 2, the September 1 election will become effective.) Any election made pursuant to this section will apply to the entire balance of the Participant's Cash and Share Accounts attributable to credits with respect to the period through the date on which he or she ceases to be a member of the Board. If a Participant has a valid election in effect under any Prior Deferred Compensation Plan, such Participant's prior election will automatically be deemed to be the Participant's election under this section unless and until a new election is made and has become effective. Any distribution from a Participant's Cash Account will be made in cash only. Subject to Section 14, any distribution from a Participant's Share Account will be made in whole Shares only, rounded up to the next whole Share.

        (b)  Time of Distribution.  Distribution to a Participant will be made (if in lump sum) or commence (if in installments) as soon as administratively practicable after the next Credit Date after the Participant ceases to be a member of the Board; provided that if a lump sum distribution from a Participant's Share Account would otherwise be made after the record date for a dividend but before the payment date for such dividend, the distribution will be delayed and made as soon as administratively practicable after the earnings credits have been made to the Share Account pursuant to Section 6.2 on the payment date of the dividend (the "Time of Distribution").

        (c)  Amount of Distribution for Cash Account.

          (i)  Lump Sum.  The amount of a lump sum payment from a Participant's Cash Account will be equal to the balance of the Cash Account as of the Time of Distribution.

          (ii)  Installments.  The amount of each installment payment from a Participant's Cash Account will be determined by dividing the balance of the Cash Account as of the distribution date for such installment payment by the total number of remaining payments (including the current payment).

        (d)  Amount of Distribution for Share Account.

          (i)  Lump Sum.  A lump sum distribution from a Participant's Share Account will consist of the number of Shares equal to the number of Share Units credited to the Share Account as of the Time of Distribution, rounded up to the next whole Share.

          (ii)  Installments.  Each installment distribution from a Participant's Share Account will consist of the number of Shares determined by dividing the number of whole Share Units credited to the Share Account as of the distribution date for such installment distribution by the total number of remaining payments (including the current payment) and rounding the quotient to the next whole Share.

        (e)  Reduction of Account Balance.  The balance of the Cash or Share Account from which a distribution is made will be reduced, as of the date of the distribution, by the cash amount or number of Shares distributed.

      9.3.  Other Distributions from Cash, Option Cash and Share Accounts to a Participant.  The provisions of this section will apply notwithstanding Section 9.2 or any election by a Participant to the contrary.

        (a)  Withdrawals Due to Unforeseeable Emergency.  A distribution will be made to a Participant from his or her Account if the Participant submits a written distribution request to the Administrator and the Administrator determines that the Participant has experienced an Unforeseeable Emergency. The amount of the distribution may not exceed the lesser of (a) the amount necessary to satisfy the emergency, as determined by the Administrator, or (b) the sum of the balances of the Participant's Accounts as of the date of the distribution, as the case may be. Payments made on account of an Unforeseeable Emergency will not be made to the extent that such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets (to the extent that such liquidation would not itself cause severe financial hardship) or by cessation of deferrals under Section 5.2. Any distribution pursuant to this section will be made as soon as administratively practicable after the Administrator's determination that the Participant has experienced an Unforeseeable Emergency and in the form of a lump sum payment that is (a) in cash from the Cash and Option Cash Accounts and (b) in Shares (rounded up to the next whole Share). Any distribution pursuant to this section will be made first from the Participant's Cash Account, then from the Participant's Option Cash Account and then from the Participant's Share Account.

        (b)  Small Benefits.

          (i)  Cash Account.  Each installment distribution to a Participant who has ceased to be a member of the Board will be at least $2,500 or such smaller amount that equals the balance of the Participant's Cash Account.

          (ii)  Share Account.  If the balance of the Share Account of a Participant who has ceased to be a member of the Board is fewer than 100 Share Units as of the day of any installment distribution pursuant to Section 9.2(d)(ii), such remaining balance will be distributed to the Participant in the form of a lump sum distribution, that will consist of the number of Shares equal to the number of Share Units credited to the Share Account as of that date, rounded up to the next whole Share, as soon as administratively practicable. Each installment distribution to a Participant who has ceased to be a member of the Board must be at least 100 Share Units or such smaller number of Share Units that remains in the Participant's Share Account.

        (c)  Accelerated Distribution.  A Participant may, at any time, elect an immediate distribution of his or her Cash, Option Cash and Share Accounts in an amount equal to 90 percent of the sum of the balances of the Cash, Option Cash and Share Accounts as of the date of the distribution, in which case the remaining balances of such Accounts will be forfeited. The distribution will be made in the form of a lump sum payment as soon as administratively practicable after the Administrator's receipt of a written application in form prescribed by the Administrator. Any distribution pursuant to this section from a Participant's Cash and Option Cash Accounts will be made in cash. Any distribution pursuant to this section from a Participant's Share Account will be made in whole Shares (rounded up to the next whole Share). The balance of the Cash, Option Cash or Share Accounts from which a distribution is made will be reduced to zero as of the date of the distribution.

        (d)  Payment in Event of Incapacity.  If any individual entitled to receive any payment under the Plan is, in the judgment of the Administrator, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Administrator may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Administrator: the Beneficiary (in the case of the incapacity of a Participant); the institution maintaining the individual; a custodian for the individual under the Uniform Transfers to

    Minors Act of any state; or the individual's spouse, child, parent, or other relative by blood or marriage. The Administrator is not required to see to the proper application of any such payment, and the payment completely discharges all claims under the Plan against the Company, the Plan and the Trust to the extent of the payment.

        (e)  Reduction of Account Balance.  Except in the case of accelerated distributions pursuant to Section 9.3(c), the balance of the Cash, Option Cash or Share Account from which a distribution is made will be reduced, as of the date of the distribution, by the cash amount or number of Shares distributed, as the case may be.

      9.4.  Distribution of Cash, Option Cash and Share Accounts to a Beneficiary Upon Death of a Participant.

        (a)  Form.  Following a Participant's death, the balances of the Participant's Cash, Option Cash and Share Accounts will be distributed to the Participant's Beneficiary in a lump sum payment whether or not payments had commenced to the Participant in the form of installments prior to his or her death. Any distribution from a Participant's Cash and Option Cash Account will be made in cash and any distribution from a Participant's Share Account will be made in whole Shares, rounded up to the next whole Share.

        (b)  Time.  Distribution to a Beneficiary will be made as soon as administratively practicable after the next Credit Date after the date on which the Administrator receives notice of the Participant's death; provided that if a distribution from the Participant's Share Account would otherwise be made after the record date for a dividend but before the payment date for such dividend, the distribution will be delayed and made as soon as administratively practicable after the earnings credits have been made to the Share Account pursuant to Section 6.2 on the payment date of the dividend.

        (c)  Amount.  The amount of the lump sum payment from a Participant's Cash and Option Cash Accounts will be equal to the sum of the balances of the Cash and Option Cash Accounts on the date of distribution. A lump sum distribution from a Participant's Share Account will consist of the number of Shares equal to the number of Share Units credited to the Share Account, rounded up to the next whole Share.

        (d)  Reduction of Account Balance.  The balances of the Participant's Cash, Option Cash and Share Accounts will be reduced, as of the date of the distribution, to zero.

        (e)  Beneficiary Designation.

           (i) Each Participant may designate, in form prescribed by the Administrator, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of the balance of his or her Cash, Option Cash or Share Accounts after his or her death, and the Participant may change or revoke any such designation from time to time. No such designation, change or revocation is effective unless signed by the Participant and received by the Administrator during the Participant's lifetime. If a Participant has a valid designation in effect under any Prior Deferred Compensation Plan, such Participant's prior designation will automatically be deemed to be the Participant's designation under this section unless and until a new designation is made and has become effective.

          (ii) Any portion of a Participant's Cash, Option Cash and Share Accounts for which the Participant fails to designate a Beneficiary, revokes a Beneficiary designation without naming another Beneficiary or designates one or more Beneficiaries, none of whom survives the Participant or exists at the time in question, will be paid to the Participant's surviving spouse or, if the Participant is not survived by a spouse, to the representative of the Participant's estate.

          (iii) The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, become fixed as of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of the payment due such Beneficiary, the payment will be made to the representative of such Beneficiary's estate. Any designation of a Beneficiary by name that is accompanied by a description of the relationship or only by a statement of relationship to the Participant is effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

    10.  Terms of Options Granted Under the Plan.  All Options granted under the Plan will be governed by the following terms and conditions:

      10.1.  Non-Statutory Options.  All Options granted under the Plan will be non-statutory stock options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as may be amended from time to time (the "Code").

      10.2.  Option Exercise Price.  The exercise price per Share purchasable under an Option granted under the Plan will be equal to 100% of the Market Price on the date of grant of the Option.

      10.3.  Exercisability of Options.  Each Option granted under the Plan will be immediately exercisable.

      10.4.  Duration of Options.  Each Option granted under the Plan will terminate ten years after its Date of Grant. If the Participant ceases to serve as a director of the Company for any reason, then the Option will remain exercisable until the earlier of the expiration of five years after the date the Participant ceased to serve as a director of the Company or the remaining term of the Option.

      10.5.  Manner of Option Exercise.  An Option granted under the Plan may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan, by delivering in person, by facsimile or electronic transmission or through the mail notice of exercise to the Company at its principal executive office in St. Paul, Minnesota, and by paying in full the total exercise price for the Shares to be purchased in accordance with Section 10.6. Such notice will specify the particular Option that is being exercised (by the date of grant and total number of Shares subject to the Option) and the number of Shares with respect to which the Option is being exercised.

      10.6.  Payment of Exercise Price.  The total purchase price of the shares to be purchased upon exercise of an Option granted under the Plan will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Administrator, in its sole discretion and upon terms and conditions established by the Administrator, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, by tender, or attestation as to ownership, of Previously Acquired Shares, or by a combination of such methods. For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at the Market Price on the exercise date. Notwithstanding the foregoing, the exercise price payable upon the exercise of an Option by a Qualified Director who has a deferral election in effect under Section 5.4 must be made solely by attestation as to ownership, of Previously Acquired Shares.

      10.7.  Reload Options.  Each Participant who is a director of the Company will automatically be granted a Reload Option under the Plan when the Participant exercises the original underlying Option in whole or in part and satisfies some or all of the exercise price by tender or attestation of ownership of Previously Acquired Shares. Such Reload Option will be granted effective as of the date of exercise of the underlying Option, will provide the Participant the right to purchase the number of Shares tendered or attested to in exercising the underlying Option will have an exercise price equal to the Market Price on the date of grant, will be immediately exercisable, will remain exercisable for the remaining term of the original underlying Option and will be subject to the other terms and conditions of the original underlying Option.

      10.8.  Restrictions on Transfer.

        (a) Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by Sections 10.8(b) and (c), no right or interest of any Participant in an Option granted under the Plan prior to the exercise of such Option will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

        (b) A Participant will be entitled to designate a beneficiary to receive an Option granted under the Plan upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 14) may be made by, the Participant's legal representatives, heirs and legatees.

        (c) A Participant who is a director of the Company will be entitled to transfer all or a portion of an Option granted under the Plan, other than for value, to such Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant's household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer except that a transferee will have no rights to receive Reload Options under Section 10.7. A permitted transfer may be conditioned upon such requirements as the Administrator may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

      10.9.  Rights as a Stockholder.  No Participant will have any rights as a stockholder with respect to any Shares covered by an Option granted under the Plan until the Participant has exercised such Option, paid the exercise price and become the holder of record of such Shares, and, except as otherwise provided in Section 18.3, no adjustments will be made for dividends or other distributions or other rights as to which there is a record date preceding the date the Participant becomes the holder of record of such Shares.

      10.10.  Cash Payment for Options.  If a Change in Control of the Company occurs, then the Board, without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Options granted under the Plan will receive, with respect to some or all of the Shares subject to such Options, as of the effective date of any Change in Control of the Company, cash in an amount equal to the excess of the Market Price of such Shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

    11.  Effects of Actions Constituting Cause.

    Notwithstanding anything in the Plan to the contrary, if a Participant is determined by the Board, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 16.8, irrespective of whether such action or the Board's determination occurs before or after such Participant ceases to serve as a director of the Company, all rights of the Participant under the Plan attributable to unexercised Periodic Options granted under Section 8 and any agreements evidencing a Periodic Option then held by the Participant will terminate and be forfeited without notice of any kind. Elective Options granted under Section 7 and benefits attributable to amounts credited to a Participant's Account pursuant to Sections 4 and 5 and any earnings credited with respect to such amounts pursuant to Sections 6.1 and 6.2 will not be forfeited.

    12.  Source of Payments: Nature of Interest.

      12.1.  Establishment of Trust.  The Company may establish a Trust with an independent corporate trustee. The Trust must be a grantor trust with respect to which the Company is treated as grantor for purposes of Code Section 677 and must provide that, upon the insolvency of the Company, Trust assets will be used to satisfy claims of the Company's general creditors. The Company will pay all taxes of any and all kinds whatsoever payable in respect of the Trust assets or any transaction with respect to the Trust assets. The Company may from time to time transfer to the Trust cash, marketable securities or other property acceptable to the Trustee in accordance with the terms of the Trust.

      12.2.  Source of Payments.  The Trustee will make distributions to Participants and Beneficiaries from the Trust in satisfaction of the Company's obligations under the Plan in accordance with the terms of the Trust. The Company is responsible for paying, from its general assets, any benefits attributable to a Participant's Account that are not paid by the Trust.

      12.3.  Status of Plan.  Nothing contained in the Plan or Trust is to be construed as providing for assets to be held for the benefit of any Participant or any other person or persons to whom benefits are to be paid pursuant to the terms of the Plan, the Participant's or other person's only interest under the Plan being the right to receive the benefits set forth herein. The Trust is established only for the convenience of the Company and the Participants, and no Participant has any interest in the assets of the Trust prior to distribution of such assets pursuant to the Plan. Until such time as Shares are distributed to a Participant, Beneficiary of a deceased Participant or other person, he or she has no rights as a shareholder with respect to any Share Units credited to a Share Account pursuant to the Plan. To the extent that the Participant or any other person acquires a right to receive benefits under the Plan or the Trust, such right is no greater than the right of any unsecured general creditor of the Company.

      12.4.  Non-Assignability of Benefits.  The benefits payable under the Plan and the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process.

    13.  Payment of Withholding Taxes.

      13.1.  General Rules.  The Company and the Trustee are entitled to (a) withhold and deduct from any compensation, deferral and/or benefit payment pursuant to the Plan and other amounts that may be due and owing to the Participant or Beneficiary from the Company, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and other tax requirements attributable to the Plan and an Option, including, without limitation, the grant or exercise of an Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any Shares, with respect to an Option.

      13.2.  Special Rules.  The Company or the Trustee, as the case may be, in its sole discretion and upon terms and conditions established by the Company or the Trustee, as the case may be, may permit or require a Participant to satisfy, in whole or in part, any withholding or other tax obligation described in Section 13.1 by having such amounts withheld from any compensation, deferral and/or benefit payment pursuant to the Plan, by remitting such amounts to the Company or the Trustee, by electing to tender, or attest as to ownership of, Previously Acquired Shares, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant's withholding or other tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Market Price.

    14.  Securities Law and Other Restrictions.

    Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan to the contrary, neither the Company nor the Trustee is required to issue or distribute any Shares under the Plan, and a Participant or distributee may not sell, assign, transfer or otherwise dispose of Shares issued or distributed pursuant to the Plan, unless (a) there is in effect with respect to such Shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Company, in its sole discretion, deems necessary or advisable. The Company or the Trustee may condition such issuance, distribution, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

    15.  Amendment and Termination.

      15.1.  Amendment.

        (a) The Company reserves the right to amend the Plan at any time to any extent that it may deem advisable. To be effective, an amendment must be stated in a written instrument approved in advance or ratified by the Board and executed in the name of the Company by its Chief Executive Officer or President and attested by the Secretary or an Assistant Secretary.

        (b) An amendment adopted in accordance with Section 15.1(a) is binding on all interested parties as of the effective date stated in the amendment; provided, however, that no amendment will have any retroactive effect so as to deprive any Participant, or the Beneficiary of a deceased Participant, of any benefit to which he or she is entitled under the terms of the Plan in effect immediately prior to the effective date of the amendment, determined as if such Participant had terminated service as a director immediately prior to the effective date of the amendment.

        (c) Without limiting Section 15.1(a), the Company reserves the right to amend the Plan to change the method of determining the earnings credited to Participants' Accounts pursuant to Sections 6.1 and 6.2 and to apply such new method not only with respect to the portion of the Accounts attributable to credits made after the date on which such amendment is adopted but also with respect to the portion of the Accounts attributable to credits made prior to the date on which such amendment is adopted and regardless of whether such new method would result in materially lower earnings credits than the old method.

        (d) The provisions of the Plan in effect at the termination of a Participant's service as a director will, except as otherwise expressly provided by a subsequent amendment, continue to apply to such Participant.

      15.2.  Termination.  The Company reserves the right to terminate the Plan at any time. The Plan will terminate as of the date specified by the Company in a written instrument by its authorized officers to the Administrator, adopted in the manner of an amendment. Upon the termination of the Plan, any benefits to which Participants have become entitled prior to the effective date of the termination will continue to be paid in accordance with the provisions of Section 9. No termination, suspension or amendment of the Plan may adversely affect any outstanding Option without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Administrator to take whatever action it deems appropriate under Sections 10 and 18.3 of the Plan. Options outstanding upon termination of the Plan may continue to be exercised in accordance with their terms.

    16.  Definitions.

    The definitions set forth in this Section 16 apply unless the context otherwise indicates.

      16.1.  Account.  "Account" means the bookkeeping account or accounts maintained with respect to a Participant pursuant to Section 3.

      16.2.  Administrator.  The "Administrator" of the Plan is the Governance Committee of the Board or such other committee or person to whom administrative duties are delegated pursuant to the provisions of Section 17.1, as the context requires.

      16.3.  Annual Meeting Date.  "Annual Meeting Date" means the date on which the annual meeting of the Company's stockholders is held.

      16.4.  Beneficiary.  "Beneficiary" with respect to a Participant is the person designated or otherwise determined under the provisions of Section 9.4 as the distributee of benefits payable after the Participant's death. A person designated or otherwise determined to be a Beneficiary under the terms of the Plan has no interest in or right under the Plan until the Participant in question has died. A person will cease to be a Beneficiary on the day on which all benefits to which he, she or it is entitled under the Plan have been distributed.

      16.5.  Board.  "Board" means the board of directors of the Company.

      16.6.  Broker Exercise Notice.  "Broker Exercise Notice" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

      16.7.  Cash Account.  "Cash Account" means an Account to which deferred amounts are credited pursuant to Sections 4 and 5.2 and earnings thereon are credited pursuant to Section 6.1 in U.S. dollars.

      16.8.  Cause.  "Cause" means dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any subsidiary or any material breach of any confidentiality or non-compete agreement entered into with the Company or any subsidiary.

      16.9.  Change in Control.  "Change in Control" will be deemed to have occurred if the event set forth in any one of the following paragraphs will have occurred:

        (a) any "person" as such term is used in Sections 14(d) and 15(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes, including pursuant to a tender or exchange offer for shares of Common Stock pursuant to which purchases are made, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, other than in a transaction arranged or approved by the Board prior to its occurrence; provided, however, that if any such person will become the beneficial owner, directly or indirectly, of securities of the Company representing 34% or more of the combined voting power of the Company's then outstanding securities, a Change in Control will be deemed to occur whether or not any or all of such beneficial ownership is obtained in a transaction arranged or approved by the Board prior to its occurrence, and other than in a transaction in which such person will have executed a written agreement with the Company (and approved by the Board) on or prior to the date on which such person becomes the beneficial owner of 25% or more of the combined voting power of the Company's then outstanding securities, which agreement imposes one or more limitations on the amount of such person's beneficial ownership of shares of Common Stock, if, and so long as, such agreement (or any amendment thereto approved by the Board provided that no such amendment will cure any prior breach of such agreement or any amendment thereto) continues to be binding on such person and such person is in compliance (as determined by the Board in its sole discretion) with the terms of such agreement (including such amendment); provided, however, that if any such person will become the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, a Change in Control will be deemed to occur whether or not such beneficial ownership was held in compliance with such a binding agreement, and provided further that the provisions of this subparagraph (a) will not be applicable to a transaction in which a corporation becomes the owner of all the Company's outstanding securities in a transaction which complies with the provisions of subparagraph (c) of this section (e.g., a reverse triangular merger); or

        (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on May 11, 2001, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on May 11, 2001, or whose appointment, election or nomination for election was previously so approved or recommended; or

        (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and in which no "person" (as defined under subparagraph (a) above) acquires 50% or more of the combined voting power of the securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation; or

        (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

      16.10.  Code.  "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes a reference to that provision as it may be amended from time to time and to any successor provision.

      16.11.  Company.  "Company" means Ecolab Inc.

      16.12.  Credit Date.  "Credit Date" means the date on which compensation, deferral and earnings credits to a Cash, Option Cash or Share Account are made pursuant to Sections 5 and 6, which is usually on the last day of a Credit Period.

      16.13.  Credit Period.  "Credit Period" means a period of two months, which begins on the first day of January, March, May, July, September or November and ends on the last day of the next month thereafter.

      16.14.  Disability.  "Disability" means the total disability of a Qualified Director. Such total disability will be deemed to have occurred if the Administrator finds on the basis of medical evidence satisfactory to it that the Qualified Director is prevented from engaging in any suitable gainful employment or occupation and that such disability will be permanent and continuous during the remainder of his or her life.

      16.15.  Effective Time.  "Effective Time" means the Annual Meeting Date in 2001.

      16.16.  Election Period.  "Election Period" means a period of one year, which begins on May 1 of each year and ends on April 30 of the next succeeding year; provided, the first Election Period will commence on the Annual Meeting Date in 2001.

      16.17.  Elective Option.  "Elective Option" means an option to purchase Shares granted pursuant to Section 7 of the Plan.

      16.18.  Market Price.  "Market Price" means the average of the high and low sale prices of a Share during the regular trading session, which as of the Effective Time ends at 4:00 p.m., New York City time, on a specified date or, if Shares were not then traded, during the regular trading session on the most recent prior date when Shares were traded, all as quoted in The Wall Street Journal reports of New York Stock Exchange—Composite Transactions.

      16.19.  Option.  "Option" means a Periodic Option or an Elective Option granted under the Plan.

      16.20.  Option Cash Account.  "Option Cash Account" means an Account to which deferred amounts are credited pursuant to Section 5.2, credits are made pursuant to Section 5.3, and earnings thereon are credited pursuant to Section 6.1 in U.S. dollars and the balance of such Account is converted into Elective Options pursuant to Section 7.

      16.21.  Other Director Compensation.  "Other Director Compensation" means all cash amounts payable by the Company to a Qualified Director for his or her services to the Company as a Qualified Director, (a) including, without limitation, the Retainer and fees specifically paid for attending regular or special meetings of the Board and Board committees or for acting as the chair of a committee, but (b) excluding expense allowances or reimbursements and insurance premiums.

      16.22.  Participant.  "Participant" is a current or former Qualified Director who has been granted Options under the Plan or whose Account amounts have been credited pursuant to Section 4, 5 or 6 and who has not ceased to be a Participant pursuant to Section 2.4.

      16.23.  Periodic Option.  "Periodic Option" means an option to purchase Shares granted to Qualified Directors from time to time pursuant to Section 8.

      16.24.  Plan.  "Plan" means the Ecolab Inc. 2001 Non-Employee Director Stock Option and Deferred Compensation Plan, as from time to time amended or restated.

      16.25.  Plan Rules.  "Plan Rules" are rules, policies, practices or procedures adopted by the Administrator pursuant to Section 17.2.

      16.26.  Previously Acquired Shares.  "Previously Acquired Shares" means Shares that are already owned by the Participant that have been held for the period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and that are otherwise acceptable to the Administrator.

      16.27.  Prime Rate.  "Prime Rate" means the Bloomberg Prime Rate Composite ("Prime Rate by Country US—BB Comp").

      16.28.  Prior Deferred Compensation Plans.  "Prior Deferred Compensation Plans" means the Company's 1997 Non-Employee Director Deferred Compensation Plan, as amended, and the Company's Deferred Compensation Plan for Non-Employee Directors, as amended.

      16.29.  Qualified Director.  "Qualified Director" means an individual who is a member of the Board and who is not an employee of the Company or any of its subsidiaries.

      16.30.  Reload Option.  "Reload Option" means an option to purchase Shares granted to Qualified Directors pursuant to Section 10.7.

      16.31.  Retainer.  "Retainer" means the amount payable by the Company to a Qualified Director for holding office as a Qualified Director, exclusive of fees specifically paid for attending regular or special meetings of the Board and Board committees, fees for acting as chair of the Board or a Board committee, expense allowances or reimbursements, insurance premiums, charitable gift matching contributions and any other payments that are determined by reference to factors other than holding office as a Qualified Director.

      16.32.  Securities Act.  "Securities Act" means the Securities Act of 1933, as amended. Any reference to a specific provision of the Securities Act includes a reference to that provision as it may be amended from time to time and to any successor provision.

      16.33.  Share Account.  "Share Account" means an Account to which credits are made pursuant to Section 5.1, deferred amounts are credited pursuant to Sections 4, 5.2 and 5.4 and earnings are credited pursuant to Section 6.2 in Share Units.

      16.34.  Share Unit Compensation.  "Share Unit Compensation" means the compensation paid to Qualified Directors in the form of credits to their Share Accounts pursuant to Section 5.1.

      16.35.  Share Units.  "Share Units" means a unit credited to a Participant's Share Account pursuant to Sections 4, 5.1, 5.2, 5.4 and 6.2, each of which represents the economic equivalent of one Share. A Participant will not have any rights as a stockholder with respect to Share Units until the Participant is distributed Shares pursuant to Section 9 of the Plan.

      16.36.  Shares.  "Shares" means shares of common stock of the Company, $1.00 par value, or such other class or kind of shares or other securities as may be applicable pursuant to Section 18.3.

      16.37.  Trust.  "Trust" means any trust or trusts established by the Company pursuant to Section 15.1 of the Plan.

      16.38.  Trustee.  "Trustee" means the independent corporate trustee or trustees that at the relevant time has or have been appointed to act as Trustee of the Trust.

      16.39.  Unforeseeable Emergency.  "Unforeseeable Emergency" means an unanticipated emergency that is caused by an event beyond the Participant's control resulting in a severe financial hardship that cannot be satisfied through other means. The existence of an unforeseeable emergency will be determined by the Administrator.

    17.  Administration.

      17.1.  Administrator.  The general administration of the Plan and the duty to carry out its provisions will be vested in the Governance Committee of the Board or such other Board committee as may be subsequently designated as Administrator by the Board. Such committee may delegate such duty or any portion thereof to a named person and may from time to time revoke such authority and delegate it to another person.

      17.2.  Plan Rules and Regulations.  The Administrator has the discretionary power and authority to make such Plan Rules as the Administrator determines to be consistent with the terms, and advisable in connection with the administration, of the Plan and to modify or rescind any such Plan Rules. In addition, the Administrator has the discretionary power and authority to limit or modify application of Plan provisions and Plan Rules as the Administrator determines to be advisable to facilitate tax deferral treatment (or accommodate the unavailability thereof) for Options granted to, or amounts credited with respect to, non-U.S. resident Participants.

      17.3.  Administrator's Discretion.  The Administrator has the sole discretionary power and authority to make all determinations necessary for administration of the Plan, except those determinations that the Plan requires others to make, and to construe, interpret, apply and enforce the provisions of the Plan and Plan Rules whenever necessary to carry out its intent and purpose and to facilitate its administration, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous benefit calculations. In the exercise of its discretionary power and authority, the Administrator will treat all similarly situated persons uniformly.

      17.4.  Specialist's Assistance.  The Administrator may retain such actuarial, accounting, legal, clerical and other services as may reasonably be required in the administration of the Plan, and may pay reasonable compensation for such services. All costs of administering the Plan will be paid by the Company.

      17.5.  Indemnification.  The Company agrees to indemnify and hold harmless, to the extent permitted by law, each director, officer and employee of the Company and any subsidiary or affiliate of the Company against any and all liabilities, losses, costs and expenses (including legal fees) of every kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services in connection with the Plan, but only if such person did not act dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises. The Company has the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this provision.

    18.  Shares Available for Issuance.

      18.1.  Maximum Number of Shares Available.  Subject to adjustment as provided in Section 18.2, the maximum number of Shares that will be available for issuance or distribution under the Plan will be 500,000 Shares, plus any Shares which, as of the Effective Time, are reserved for issuance under the 1997 Non-Employee Director Deferred Compensation Plan, as amended, and the Company's 1995 Non-Employee Director Stock Option Plan and which are not thereafter issued or which have been issued but are subsequently forfeited and which would otherwise have been available for further issuance under such plans. The Shares available for issuance or distribution under the Plan may, at the election of the Administrator, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance or distribution of Shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

      18.2.  Accounting.  Shares that are issued or distributed under the Plan or that are subject to outstanding Options granted under the Plan or Share Units will be applied to reduce the maximum number of Shares remaining available for issuance or distribution under the Plan. Any Shares that are subject to an Option granted under the Plan that lapses, expires, is forfeited or for any reason is terminated unexercised and any Shares that are subject to Share Units in a Share Account that are forfeited pursuant to Section 9.3(c) will automatically again become available for issuance or distribution under the Plan. To the extent that the exercise price of any Option granted under the Plan and/or associated tax withholding obligations are paid by tender or attestation as to ownership of Previously Acquired Shares, or to the extent that such tax withholding obligations are satisfied by withholding of shares otherwise issuable upon exercise of the Option, only the number of Shares issued net of the number of Shares tendered, attested to or withheld will be applied to reduce the maximum number of Shares remaining available for issuance under the Plan.

      18.3.  Adjustment to Shares, Share Units and Options.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the Company's corporate structure or the Shares, the Administrator (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or distribution under the Plan and as to the number and kind of Share Units credited to Share Accounts and the number and kind of securities as to which Options are to be granted and, in order to prevent dilution or enlargement of the rights of Participants holding Options, the number, kind and exercise price of securities subject to outstanding Options.

    19.  Miscellaneous.

      19.1.  Other Benefits.  Neither amounts deferred nor amounts paid pursuant to the Plan constitute salary or compensation for the purpose of computing benefits under any other benefit plan, practice, policy or procedure of the Company unless otherwise expressly provided thereunder.

      19.2.  No Warranties Regarding Treatment.  The Company makes no warranties regarding the tax treatment to any person of any deferrals or payments made pursuant to the Plan, and each Participant will hold the Administrator and the Company and their officers, directors, employees, agents and advisors harmless from any liability resulting from any tax position taken in good faith in connection with the Plan.

      19.3.  No Rights to Continued Service Created.  Neither the establishment of or participation in the Plan gives any individual the right to continued service on the Board or limits the right of the Company or its stockholders to terminate or modify the terms and conditions of service of such individual on the Board or otherwise deal with any individual without regard to the effect that such action might have on him or her with respect to the Plan.

      19.4.  Successors.  Except as otherwise expressly provided in the Plan, all obligations of the Company under the Plan are binding on any successor to the Company whether the successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all of the business and/or assets of the Company.

      19.5.  Cross Reference.  References in the Plan to a particular section refer to that section within the Plan, references within a section of the Plan to a particular subsection refer to that subsection within the same section, and references within a section or subsection to a particular clause refer to that clause within the same section or subsection, as the case may be.

      19.6.  Number and Gender.  Wherever appropriate, the singular may be read as the plural, the plural may be read as the singular, and one gender may be read as the other gender.

      19.7.  Governing Law.  All questions pertaining to the construction, validity, effect and enforcement of the Plan will be determined in accordance with the internal, substantive laws of the State of Minnesota without regard to the conflict of laws rules of the State of Minnesota or any other jurisdiction.

      19.8.  Headings.  The headings of sections are included solely for convenience of reference; if there exists any conflict between such headings and the text of the Plan, the text will control.

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ECOLAB INC. 2001 NON-EMPLOYEE DIRECTOR STOCK OPTION AND DEFERRED COMPENSATION PLAN